Exhibit 99.1

SEGMENTZ, INC. ANNOUNCES

NEW APPOINTEE TO BOARD OF DIRECTORS

- Jim Martell, Former CEO of SmartMail Services, to Join Segmentz, Inc. -

FOR IMMEDIATE RELEASE

Company Contact:	Investor Relations Contact:
Segmentz, Inc.	Hayden Communications, Inc.
Allan Marshall	Matt Hayden
813-989-2232	843-272-4653

TAMPA, Fla.–(BUSINESS WIRE)-January 11, 2005–Segmentz, Inc. (AMEX: SZI), provider of transportation and logistics management services to a select client base, ranging from mid-sized to Fortune 100 companies, announced today that industry veteran Jim Martell agreed to join its Board of Directors.

Mr. Martell is the former chief executive officer of SmartMail Services, a $200 million company and one of the United States’ leading flat-sized mail and parcel delivery companies in North America. SmartMail was sold to DHL Global Mail in May of 2004.

Allan Marshall, Chief Executive Officer of Segmentz, Inc., commented, “The appointment of Jim brings a history of success and proven ability to build shareholder value. Jim’s past success should help us prepare for the future, and make the path to success more navigable. Jim will work actively with us to help expand the management and role out the business model through both acquisitions and organic growth. I am excited to add Jim to our board of directors.”

Mr. Martell commented, “I am excited to join Segmentz Board of Directors and look forward to working with Allan and his executive team. I believe my background and experience in logistics will further help Segmentz in establishing itself as a clear leader in the industry.” Jim brings over 20 years of experience in transportation and logistics to Segmentz. As President and Chief Executive Officer of SmartMail since 1999, he guided the company toward reaching its strategic objectives of geographic growth and product expansion. Prior to joining SmartMail, Jim served as Chief Executive Officer for the Americas for Union-Transport Service, where his aggressive strategic direction in the areas of logistics, customer service and international operations resulted in a profitable corporate turnaround. A seasoned veteran in the package delivery market, Jim’s background also includes management experience at both Federal Express and United Parcel Service. Jim holds an International Master of Education (Med) from Brock University and a B.S. in Engineering from Michigan Technological University.

About Segmentz, Inc.

Segmentz, Inc. is a provider of premium transportation and logistics management services to its target client base, ranging from mid-sized to Fortune 100 companies. The Company’s services include regional trucking, time-definite transportation, dedicated delivery and supply chain management services. The Company operates a network of terminals in the Southeast and Midwest United States. The Company is dedicated to providing services that are customized to meet its client’s individual needs and flexible enough to cope with an ever-changing business environment. Segmentz, Inc. is publicly traded on the American Stock Exchange under the symbol SZI.

Forward-Looking Statements

This report contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements involve risks and uncertainties. Factors that could cause actual results to differ materially from those predicted in any such forward-looking statement include our ability to continue to lower our costs, our timely development and customers’ acceptance of our transportation products, including acceptance by key customers, pricing pressures, rapid technological changes in the industry, growth of the transportation and third party logistics market, increased competition, our ability to attract and retain qualified personnel, our ability to identify and successfully consummate future acquisitions; adverse changes in customer order patterns, adverse changes in general economic conditions in the U.S. and internationally, risks associated with foreign operations and political and economic uncertainties associated with current world events. These and other risks are detailed from time to time in Segmentz periodic reports filed with the Securities and Exchange Commission, including, but not limited to, its report on Form 10-KSB for its fiscal year ended December 31, 2003.

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